UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 30, 2008

FORTUNE INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

INDIANA
(State of incorporation or organization)

0-19049
(Commission file number)

20-2803889
(I.R.S. Employer Identification No.)

6402 CORPORATE DRIVE
INDIANAPOLIS, INDIANA 46278
(Address of principal executive offices)

(317) 532-1374
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

Effective May 30, 2008, Fortune Industries, Inc., an Indiana corporation (the "Company"), entered into a $32 million credit facility with the Company’s majority shareholder and Chairman of the Board of Directors of the Company.  The credit facility replaces the Company’s Term Loan Note in the amount of $16,586,660 in principal and $61,046.96 in interest, and the Revolving Line of Credit Promissory Note in the amount of $15,000,000 in principal and $55,885.42 in interest, both with Fifth Third Bank.  The loan is secured by substantially all of the assets of the Company and personally guaranteed up to 50% by the Chief Executive Officer of the Company.  Interest on the credit facility will be charged at one-year LIBOR plus 1.75%, and will require a guarantee fee of 1.88%.  The Term Loan Note is attached as Exhibit 10.1.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT #	DESCRIPTION

10.1	Term Loan Note

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FORTUNE INDUSTRIES, INC.

Date: June 5, 2008	By: /s/ John F. Fisbeck
John F. Fisbeck
Chief Executive Officer